UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Xcel Energy Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	41-0448030
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

414 Nicollet Mall Minneapolis, Minnesota	55401
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $2.50 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

Xcel Energy Inc. (Xcel Energy) is filing this Form 8-A in connection with the transfer of the listing of its common stock, $2.50 par value per share (Common Stock), from the New York Stock Exchange to The NASDAQ Stock Market LLC, effective after the close of trading on December 29, 2017.

Item 1. Description of Registrant’s Securities to be Registered

The description of the Common Stock set forth under the caption “Description of Common Stock” contained in the Prospectus included in Xcel Energy’s Registration Statement on Form S-3 (Registration No. 333-214019), filed under the Securities Act of 1933, as amended, which became effective upon filing with the Securities and Exchange Commission on October 7, 2016, is incorporated herein by reference, except that any reference to the New York Stock Exchange is hereby amended to refer to The NASDAQ Stock Market.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

(Signature Page Follows)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

XCEL ENERGY INC.

By:	/s/ Robert C. Frenzel
Name: Robert C. Frenzel
Title: Executive Vice President and Chief Financial Officer

Date: December 29, 2017

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